Exhibit 99.1

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.0001, of CAI International, Inc.; and further agree that this Joint Filing Agreement be included as Exhibit 1. In evidence thereof, the undersigned hereby execute this agreement this 17th day of February, 2009.

                                               February 17, 2009
                                               -----------------
                                                     Date

                                  PARK WEST ASSET MANAGEMENT LLC

                                  By:     /s/James J. Watson
                                          -------------------
                                  Name:   James J. Watson
                                  Title:  Chief Financial Officer


                                  PARK WEST INVESTORS MASTER FUND, LIMITED

                                  By:     Park West Asset Management LLC, its
                                          Investment Manager

                                          By:     /s/ James J. Watson
                                                  -------------------
                                          Name:   James J. Watson
                                          Title:  Chief Financial Officer


                                  /s/Peter S. Park
                                  ----------------
                                  Peter S. Park